Exhibit 99.1

Exhibit 99.1 Letter Received February 7, 2008

ARNOLD I. BURNS

January 30, 2008

Gentlemen:

The undersigned hereby resigns as a member of the Board of Directors of Platinum Research Organization. L.P., effective immediately.

Respectfully,

/s/ Arnold I. Burns

Arnold I. Burns